EXHIBIT 5.1

                                                                   June 24, 1997

Apple Orthodontix, Inc.
2777 Allen Parkway
Suite 700
Houston, TX 77019

      Re: Registration Statement on Form S-4, Registration No. 333-28937 of Apple Orthodontix, Inc.

Gentlemen:

      I am General Counsel of Apple Orthodontix, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 2,000,000 shares of the Company's Class A Common Stock, par value $0.001 per share (the "Shares"), which Shares will be issuable from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions by the Company pursuant to Rule 415 under the Act (the "Transactions"). A Registration Statement on Form S-4 , Registration No. 333- 28937 (the "Registration Statement") covering the offering and sale of the Shares was filed with the Securities and Exchange Commission (the "Commission") on June 11, 1997.

      In reaching the conclusions expressed in this opinion, I have examined and relied upon the originals or certified copies of all documents, certificates and instruments as I have deemed necessary to the opinions expressed herein. In making the foregoing examinations, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

      Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is my opinion that the Shares, when issued in connection with the Transactions, assuming the consideration received by the Company in such Transactions exceeds the aggregate par value of the Shares issued in such Transactions, will be duly authorized, validly issued, fully paid and nonassessable.
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      You should be aware that I am not admitted to the practice of law in the
State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

      I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Legal Matters." In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                Very truly yours,

                                                /s/ H. STEVEN WALTON